Exhibit 99.1
AMENDED AND RESTATED LOAN AGREEMENT

THIS AMENDED AND RESTATED LOAN AGREEMENT is made and entered into as of July 26, 2021, by and among AAON, INC., an Oklahoma corporation ("AAON"), and AAON COIL PRODUCTS, INC., a Texas corporation ("ACP" and, together with AAON, collectively, "Borrowers," and each individually, a "Borrower"), and BOKF, NA dba BANK OF OKLAHOMA (the "Lender").

A.    The Borrowers and the Lender are parties to the Loan Agreement dated as of July 30, 2004 (as has been amended from time to time, the "Existing Loan Agreement").

B.    The parties desire to enter into this Amended and Restated Loan Agreement in order to amend and restate the Existing Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Existing Loan Agreement in its entirety as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

1.01     Defined Terms. As used in this Agreement, the following terms have the meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person who has a relationship with such Person whereby such Person or such other Person directly or indirectly controls, is controlled by or is under common control with the other. For purposes of this definition, a Person has "control" over another Person if such Person has the ability to exercise a controlling influence over the management and policies of the other Person. Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors, managers, managing general partners or the equivalent..

"Agreement" means this Amended and Restated Loan Agreement, as it may be amended, modified, supplemented or extended from time to time, including all schedules and exhibits attached hereto.

"Anti-Corruption Laws" means all Laws of any jurisdiction applicable to the Borrowers or any of their Affiliates from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, or any similar Law in any applicable jurisdiction.

"Borrower Compliance Certificate" means a certificate substantially in the form of Exhibit A.

"Borrowing Request" means a written request by the Borrowers for a Revolving Borrowing in substantially the form annexed hereto as Exhibit B.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Oklahoma are authorized or required by Law to remain closed.

"Capital Lease" means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

"Capitalized Lease Obligations" means the capitalized amount of all obligations of a Person under any Capital Lease that would appear as debt on a balance sheet of such Person prepared in accordance with GAAP.

"Cash Equivalents" means, as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

"Change in Law" means, the adoption or taking effect of, or any change in, any Law, or any change in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency occurring after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the

United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law" regardless of the date enacted, adopted or issued.

"Closing" means the consummation of the transactions contemplated by this Agreement, including the execution and delivery of the Loan Documents.

"Closing Date" means the date and time specified in Section 7.01.

"Consolidated EBITDA" means, with reference to any period of time, the consolidated net income (or loss) of the Corporate Guarantor for such period, plus, to the extent deducted from revenues in determining consolidated net income, (i) interest expense, (ii) expense for state and federal income taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary losses incurred, minus, to the extent included in net income, extraordinary gains realized, all calculated for Corporate Guarantor on a consolidated basis.

"Consolidated Leverage Ratio" means, with respect to each Quarterly Calculation Date, the ratio of (A) total consolidated Funded Indebtedness of the Corporate Guarantor as at such Quarterly Calculation Date, to (B) Consolidated EBITDA for the 12-month period then ended.
"Consolidated Total Liabilities to Tangible Net Worth Ratio" means, with respect to each Quarterly Calculation Date, the ratio of (A) consolidated liabilities (as determined by GAAP) of the Corporate Guarantor as at such Quarterly Calculation Date, to (B) consolidated tangible net worth (as determined by GAAP) of the Corporate Guarantor as at such Quarterly Calculation Date.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. §§ 1 et seq.).

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Properties is bound.

"Corporate Guarantor" means AAON, Inc., a Nevada corporation.

"Corporate Guaranty Agreement" means the Guaranty Agreement to be executed and delivered by the Corporate Guarantor pursuant to Section 2.08.

"Debtor Relief Laws" means (i) the U.S. Bankruptcy Code, (ii) all other Laws relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency or reorganization, and (iii) all other similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or circumstance that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" has the meaning specified in Section 2.03(b).

"Distribution" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

"Dollar" and "$" mean lawful money of the United States.

"Environmental Laws" means any and all Federal, state, local, foreign and other applicable statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means, with respect to any Person, (i) all of the shares of capital stock of (or other ownership, membership, partnership or profit interests in) such Person, (ii) all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership, partnership or profit interests in) such Person, (iii) all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership, partnership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and (iv) all of the other ownership, membership, partnership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"Event of Default" has the meaning specified in Section 8.01.

"Excluded Swap Obligation" means (a) with respect to Corporate Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Corporate Guarantor of, or the grant by such Corporate Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) and (b) with respect to either Borrower, any Swap Obligation of Corporate Guarantor if, and to the extent that, all or a portion of the liability of a Borrower with respect to, or the grant of a Borrower of a security interest to secure, as applicable, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such corporate Guarantor's (in the case of (a)) or a Borrower's (in the case of (b)) failure to constitute an "eligible contract participant," as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of such Corporate Guarantor, liability of such Borrower, or grant of such security interest by such Borrower or Corporate Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Obligations for which such guarantee or security interest or joint and several liability, as applicable, is or becomes illegal.

"Funded Indebtedness" means Indebtedness of the type described in paragraphs (a), (b), (c), (e) and (f) of the definition of Indebtedness.

"GAAP" means generally accepted accounting principles in the United States applicable to commercial entities as set forth in the U.S. GAAP Accounting Standards Codification issued by the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. For the avoidance of doubt, for purposes of determining any Guarantee Obligations of Corporate Guarantor pursuant to the Guaranty Agreement, the definition of "Specified Swap Agreement" shall not create any guarantee by Corporate Guarantor of (or grant of security interest by Corporate Guarantor to support, if applicable) any Excluded Swap Obligation of such Corporate Guarantor.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations for borrowed money, whether current or long-term;

(b)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(c)    the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by any such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d)    all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(e)    all obligations in respect of the deferred purchase price of property or services;

(f)    Capitalized Lease Obligations;

(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h)    the Swap Termination Value of any Swap Agreement;

(i)    all Guarantee Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(j)    all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

"Indemnitee" has the meaning specified in Section 9.02.

"Information" has the meaning specified in Section 11.06.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person, or (c) an acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of another Person or at least a majority of the voting Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"IRC" means the Internal Revenue Code of 1986.

"IRS" means the United States Internal Revenue Service or any successor to its functions.

"Knowledge" or "Known" or "Knowingly" means (a) with respect to a natural Person, the actual knowledge of that Person, after due investigation; and (b) with respect to a Person which is a business entity, the actual knowledge of each of the officers, directors, managers, members and partners of such entity, after due investigation.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"LC Application" means any application for a Letter of Credit hereafter made by a Borrower to the LC Issuer.

"LC Conditions" has the meaning given to such term in Section 2.10.

"LC Issuer" means the BOKF, NA dba Bank of Oklahoma.

"Letter of Credit" means a standby letter of credit issued for the account of a Borrower by the LC Issuer that expires by the Letter of Credit Termination Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more successive periods of up to 12 months provided that the LC Issuer has the right to terminate such Letter of Credit on each such expiration date (subject to notice to Borrowers at least 30 days prior to such expiration date) and no renewal term may extend the term of the Letter of Credit to a date that is later than the Letter of Credit Termination Date.

"Letter of Credit Fee Rate" means 2.50% per annum.

"Letter of Credit Liabilities" means, at any time of calculation, the sum of (a) without duplication, the amount then available for drawing under all outstanding Letters of Credit without regard to whether any conditions to drawing thereunder can then be met, plus (b) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all Letters of Credit.

"Letter of Credit Termination Date" means the earlier of (a) 12 months after the date of issuance, increase, or extension of any Letter of Credit and (b) the July 26, 2024.

"LIBOR Rate" means a rate (expressed to the fifth decimal place) equal to (i) the rate of interest which is identified and normally published by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for United States dollars) for loans in United States dollars for thirty (30) day periods as of 11:00 a.m. (London time), on each Business Day plus (ii) the maximum reserve requirement, if any, then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein); provided, however, that if the LIBOR Rate determined as provided above shall be less than zero, the LIBOR Rate shall be deemed to be zero for the purposes of this Agreement; provided further, however, that if a Borrower and the Lender have entered into a Swap Agreement in relation to the interest rate in respect of this Agreement, then the LIBOR Rate shall be as determined, irrespective if such determination is less than zero. Notwithstanding the foregoing, if at any time the Lender determines (which determination shall be conclusive absent manifest error) that (i) ICE Benchmark Administration no longer reports the LIBOR Rate, (ii) the LIBOR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. commercial or syndicated loan market, (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any governmental authority having or purporting to have jurisdiction over the Lender has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans in the U.S. commercial or syndicated loan market, or (iv) the Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to the Lender in the London Interbank Market or if such index no longer exists or accurately reflects the rate available to the Lender in the London Interbank Market, then the Lender may select a establish a replacement interest rate, including any necessary adjustments to any applicable margin (the "Replacement Rate"), in which case, the Replacement Rate shall replace the LIBOR Rate and such applicable interest rate for all purposes under this Agreement and the other Loan Documents unless and until (A) an event described in the paragraph appearing in Section 1.06 or clauses (i) through (iv) above occurs with respect to the Replacement Rate or (B) the Lender notifies the Borrowers that the Replacement Rate does not adequately and fairly reflect the cost to the Lender of funding the loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, and notwithstanding anything to the contrary as may be set forth in Section 11.01, this Agreement and the other Loan Documents shall be amended as may be necessary or appropriate, in the opinion of the Lender, to effect the above provisions and the implementation of the Replacement Rate and, without limitation of any further assurances obligation by the Borrowers, the Borrowers consent to any such necessary or appropriate amendments.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
"Loan Documents" means this Agreement, the Revolving Note, the Corporate Guaranty Agreement and all other agreements and documents executed and delivered pursuant to or in connection with this Agreement or the Revolving Loans.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of either Borrower; (b) a material impairment of the ability of either Borrower or the Corporate Guarantor to perform its obligations under any of the Loan Documents to which it is a party; (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower or the Corporate Guarantor of any Loan Document to which it is a party; or (d) a material adverse effect on the rights or remedies available to the Lender under this Agreement and/or any other Loan Document (including the enforceability of any Loan Document).

"Maximum Rate" has the meaning specified in Section 11.08.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Obligations" means all debts, liabilities, obligations, covenants and duties of either Borrower to the Lender, whether arising under any Loan Document or otherwise and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against either Borrower of any proceeding under any Debtor Relief Laws naming either Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall include: (a) all principal and interest and fees owing under the Revolving Loans, (b) all Letter of Credit Liabilities, (c) all Swap Obligations under any Swap Agreements between a Borrower and the Lender or an Affiliate of the Lender, and (d) all obligations under any Treasury Management Agreement between a Borrower and the Lender or an Affiliate of the Lender. Notwithstanding the foregoing, for purposes of determining the Guarantee Obligations of the Corporate Guarantor pursuant to the Corporate Guaranty Agreement, the "Obligations" shall not create any guarantee by the Corporate Guarantor of (or grant of security interest by the Corporate Guarantor to support, if applicable) any Excluded Swap Obligation of the Corporate Guarantor.

"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity and any governing agreement.

"Participant" has the meaning specified in Section 11.05(b).

"Permit" means any permit, contract, operating contract, certificate, certificate of need, consent, franchise, concession, license, right to operate, franchise agreement, authorization, approval, filing, registration or notification from or with any Governmental Authority or other Person.

"Permitted Liens" means, at any time, Liens in respect of Property of a Borrower permitted to exist at such time pursuant to the terms of Section 5.01.

"Person" means any natural person, sole proprietorship, corporation, partnership (whether general, limited, limited liability or special), limited liability company, trust, joint venture, association, organization, Governmental Authority or other entity (whether or not a legal entity).

"Property" means, as to any Person, any asset or property, whether real, personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by such Person.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Borrower and Corporate Guarantor that is not an individual and (a) that has total assets exceeding $10,000,000 at the time the relevant Guarantee Obligation or grant of the relevant security interest becomes effective with respect to such Swap Obligation or (b) that otherwise constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Quarterly Calculation Date" means the last day of each calendar quarter during the term of this Agreement and thereafter until the Obligations are paid in full.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the shareholders, members, partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Responsible Officer" means any manager, officer or authorized representative of a Borrower having the requisite knowledge and authority to act on such Borrower's behalf. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

"Revolving Availability Period" means the period from and including the Closing Date to but excluding July 26, 2024.

"Revolving Borrowing" means a Borrowing consisting of Revolving Loans.

"Revolving Commitment" means $30,00,000.

"Revolving Loan" means a revolving loan made pursuant to the revolving loan facility established under Section 2.01.

"Revolving Note" has the meaning specified in Section 2.06.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

"Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting rights is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Swap Agreement" means, any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act, including any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

"Swap Obligations" means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

"Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include the Lender or any Affiliate of the Lender).

"Transfer" means and includes any form of sale, transfer, conveyance or other disposition of Property, whether through a single transaction or a series of related transactions.

"Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

"UCC" means the Uniform Commercial Code as adopted and in effect in any relevant jurisdiction.

"United States" and "U.S." mean the United States of America.

1.02    Accounting Terms.

(a)    Incorporation of GAAP. Except as otherwise specifically provided herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements required by Section 4.01.

(b)    Changes in GAAP. The Borrowers will provide a written summary of material changes in GAAP and in the consistent application thereof with each Compliance Certificate delivered in accordance with Section 4.01(b). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and if the Borrowers shall so request, the Lender and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.03    Terms Defined in UCC. Unless the context otherwise requires, terms used herein that are defined in the UCC have the respective meanings set forth therein.

1.04    Times of Day. Unless otherwise specified, all references herein to times of day are references to Central time (daylight or standard, as applicable).

1.05    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document, the following rules of interpretation shall apply: (i) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (iii) the word "will" shall be construed to have the same meaning and effect as the word "shall"; (iv) the term "or" is not exclusive; (v) the words "herein", "hereof" and "hereunder", and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof; (vi) unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document; (vii) any reference herein to any Person shall be construed to include such Person's successors and assigns; and (viii) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law, and any reference to any statute or regulation shall, unless otherwise specified, refer to such statute or regulation as amended, modified or supplemented from time to time; and (ix) the article and section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.06    LIBOR. The interest rate on Revolving Loans is determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, beginning sometime in 2021 or thereafter, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administration, the "IBA") for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing during the term of this Agreement, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on LIBOR Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in the definition of "LIBOR Rate," Lender will notify Borrowers in advance of any change to the reference rate upon which the interest rate on Revolving Loans is based inclusive of any corresponding change to any applicable margin. However, Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any Replacement Rate, including without limitation, whether the composition or characteristics of any such Replacement Rate, as it may or may not be adjusted, will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II
LENDING AGREEMENT

2.01    Revolving Loans. The Lender agrees to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in the total outstanding Revolving Loans, together with the aggregate Letter of Credit Liabilities under all Letters of Credit, exceeding the Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. To request a Revolving Borrowing, the Borrowers shall notify the Lender of such request by telephone not later than 11:00 a.m., Tulsa time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request signed by Responsible Officer of the Borrowers. Each such telephonic and written Borrowing Request shall specify the following information:

(i)    the aggregate amount of the requested Revolving Borrowing; and

(ii)    the date of such Revolving Borrowing, which shall be a Business Day.

2.02    Use of Proceeds.

(a)    Revolving Loans. Proceeds of the Revolving Loans shall be used for working capital and general corporate purposes.

(b)    Regulation U; Other Restrictions. None of the proceeds of the Revolving Loans shall be used, directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose. None of the proceeds of the Revolving Loans will be used, directly or indirectly, (a) for the purpose of making any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or otherwise in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person, in any instance in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to the Borrowers.

2.03    Interest.

(a)    Stated Interest Rate. The unpaid principal amount from time to time outstanding under the Revolving Note will bear interest at a fluctuating rate per annum equal to the LIBOR Rate, plus 2.00%, adjusted monthly on the last day of each calendar month.

(b)    Post-Default Interest. Upon the occurrence and continuation of any Event of Default and continuing thereafter until cured to the satisfaction of the Lender, the unpaid principal amount outstanding under the Revolving Note will bear interest at the LIBOR Rate (but in any event not less than the LIBOR Rate in effect on the date of the occurrence of such Event of Default), plus 5.00% (the "Default Rate").

(c)    Computation of Interest and Related Fees. All interest and fees under each Loan Document shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. The date of funding of a Revolving Loan shall be included in the calculation of interest. The date of payment of a Revolving Loan shall be excluded from the calculation of interest. In no event shall interest exceed the Maximum Rate.

(d)    Interest on Past Due Amounts. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2.04    Late Fee. To the extent any principal and interest due under any Loan Document is not paid within 10 calendar days of the due date therefor, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 11.08, in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Borrowers shall pay a late fee equal to 5.00% of the amount of the payment that was to have been made. The Borrowers agree that the charges set forth herein are reasonable compensation to the Lender for the acceptance and handling of such late payments.

2.05    Required Payments.

(a)    Payments of Interest Monthly. Interest accrued on the Revolving Note will be payable on the last day of each calendar month beginning July 31, 2021.

(b)    Maturity. The entire unpaid principal balance of the Revolving Note (which the Borrowers acknowledge will be a balloon payment), together with all unpaid interest accrued thereon, will be due and payable on July 26, 2024.

2.06    Evidence of Debt. The Revolving Loans to be made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Revolving Loans and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers to pay any amount owing under the Revolving Loans. In the event of any conflict between the accounts and records maintained by the Lender and the accounts and records maintained by any other Person in respect of such matters, the accounts and records of the Lender shall control in the absence of manifest error. The Borrowers shall execute and deliver to the Lender a promissory note to evidence the Revolving Loans. Such promissory note shall be in form and content satisfactory to the Lender in its sole discretion (such promissory note for the Revolving Loans, the "Revolving Note"). The Lender may attach schedules to the Revolving Note and endorse thereon the date and amount of all payments made thereon.

2.07    Making of Payments. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Lender at the Lender's office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall be due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.08    Guaranty Agreement. At all times until the Obligations have been paid and satisfied in full, the Corporate Guarantor will at all times absolutely, unconditionally and irrevocably guarantee the prompt payment and performance of the Obligations as specified in the Corporate Guaranty Agreement. The guarantee by the Corporate Guarantor will be evidenced by the Corporate Guaranty Agreement, which will be executed and delivered by the Corporate Guarantor at the Closing.

2.09    Concerning Joint and Several Liability of the Borrowers.

(a)    Acceptance of Joint and Several Liability. Each of the Borrowers hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrower to accept joint and several liability for the obligations of all of them. The Borrowers acknowledge that their acceptance of joint and several liability has allowed each of them to obtain more favorable credit terms.

(b)    Default by a Borrower. If and to the extent that a Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such obligation.

(c)    Other Waivers; Reinstatement. The provisions of this Section 2.09 are made for the benefit of the Lender and its successors and assigns, and may be enforced by any such Person from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lender first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.09 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 2.09 will be reinstated and will remain in effect as though such payment had not been made.

(d)    Savings Clause. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or any Swap Agreement, Letter of Credit or Treasury Management Agreement, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any applicable Debtor Relief Law.

2.10    Letters of Credit. On the terms and subject to the conditions set forth herein, the Revolving Commitment may be used by the Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance by LC Issuer of Letters of Credit, so long as:

(a)    A Borrower shall have requested such issuance, increase or extension in writing at least 2 Business Days before the relevant date thereof and shall have delivered to LC Issuer the documents required under Section 2.11;

(b)    after giving effect to such issuance, increase or extension, (A) the aggregate Letter of Credit Liabilities under all Letters of Credit plus the principal amount of all outstanding Revolving Loans does not exceed the Revolving Commitment;

(c)    the expiration date of such Letter of Credit is on or prior to the Letter of Credit Termination Date;

(d)    such Letter of Credit is to be used for general business operations of a Borrower;

(e)    such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of a Borrower;

(f)    the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost that is not reimbursable under Article IX;

(g)    the form and terms of such Letter of Credit are acceptable to LC Issuer in its discretion; and

(h)    all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through (h) (the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit for which the LC Conditions have not been satisfied but has no obligation to do so and may refuse to issue any such other requested Letter of Credit for any reason that LC Issuer in its discretion deems relevant. The provisions of this Agreement dealing with Letters of Credit have been agreed to only for the convenience of the parties if LC Issuer does not ultimately choose to issue any Letter of Credit for which the LC Conditions have not been satisfied.

2.11    Requesting Letters of Credit. A Borrower must make written application for any Letter of Credit at least 2 Business Days before the date on which such Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application, a Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.10 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing on LC Issuer’s customary form, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Promptly after the LC Conditions for a Letter of Credit have been met as described in Section 2.10 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer’s office in Tulsa, Oklahoma. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control. Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with Borrowers' instructions or other irregularity, Borrowers will immediately notify LC Issuer.

2.11    Letter of Credit Fees. Borrowers shall pay (a) to the Lender a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a per annum rate equal to the Letter of Credit Fee Rate (which shall be increased by 3% per annum during any period in which interest on the Obligations accrues at the Default Rate) times the face amount of such Letter of Credit and (b) to the LC Issuer, for its own account, its then prevailing letter of credit fronting fee. Such fees shall be payable in arrears on the last day of each fiscal quarter and on the maturity date of the Revolving Loan.

2.13    Reimbursement by Borrower. If LC Issuer shall honor any draw request under, and make payment in respect of, a Letter of Credit, (A) Borrowers shall reimburse LC Issuer for the amount of such payment no later than 3:30 p.m. on the date of such payment (provided that Borrowers are given notice of such payment prior to 12:00 noon on such date) and (B) Borrowers shall be deemed to have immediately requested that Lenders make a Revolving Loan in a principal amount equal to the amount of such payment (but solely to the extent Borrowers shall have failed to directly reimburse LC Issuer for the amount of such payment). Borrowers shall pay interest, on demand, on all amounts so paid by LC Issuer for each day until Borrowers reimburse LC Issuer therefor at interest rate then accruing on Revolving Loans.

2.14    Reimbursement and Other Payments by Borrowers. The obligations of Borrowers to reimburse LC Issuer pursuant to Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

(a)    any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

(b)    the existence of any claim, set-off, defense or other right that either Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), or any other Person, whether in connection with any Loan Document or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(c)    any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

(d)    to the extent permitted under applicable Law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

2.15    Deposit Obligations of Borrowers. In the event any Letters of Credit are outstanding at the time that Borrowers are required to repay the Obligations in full or the Revolving Commitment is terminated, the Borrowers shall (i) deposit with LC Issuer ("Cash Collateral") in an amount equal to 105% of the aggregate outstanding Letter of Credit Liabilities to be available to LC Issuer to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and such Cash Collateral shall serve as collateral for the Obligations and (ii) prepay the fee payable under Section 2.12 with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit and provided no Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrowers, together with the deposit described in the preceding clause (i) attributable to such Letter of Credit, but only to the extent not previously applied by LC Issuer in the manner described herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Lender that:

3.01    Existence, Qualification and Power. Such Borrower is (a) duly formed, validly existing and in good standing under the Laws of its respective state of organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its Properties and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

3.02    Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which it is a party has been duly authorized by all necessary corporate or other organizational action, and does not (a) contravene the terms of any of its Organizational Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or its Properties, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its Properties are subject, or (c) violate any Law.

3.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, either Borrower of this Agreement or any other Loan Document other than those that have already been obtained (if any) and are in full force and effect.

3.04    Binding Effect. Each Loan Document has been duly executed and delivered by the Borrowers. Each Loan Document to which the Borrowers are a party constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, subject only to applicable Debtor Relief Laws.

3.05    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of the Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against either Borrower or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be reasonably expected to have a Material Adverse Effect.

3.06    No Default.

(a)    Contractual Obligations. Neither Borrower is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b)    Absence of Defaults. No Default or Event of Default has occurred and is continuing.

3.07    Liens. The Properties of the Borrowers are not subject to any Liens, other than Permitted Liens.

3.08    Permits. The Borrowers have obtained and are maintaining in full force and effect all Permits required in connection with the ordinary conduct of its business and the ownership, operation and use of its Properties.

3.09    Environmental Compliance. Each Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on its respective businesses, operations and Properties, and as a result thereof, each Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10    Insurance. The Borrowers' Properties are insured with financially sound and reputable insurance companies, or with a Borrower captive insurance Affiliate, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers conduct business.

3.11    Taxes. Each Borrower has filed all Federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Borrower that would, if made, have a Material Adverse Effect. Neither Borrower is party to any tax sharing agreement.

3.12    ERISA. Neither Borrower maintains any employee pension or other benefit plan or trust for the benefit of its employees which is subject to Title IV of ERISA.

3.13    Subsidiaries. Neither Borrower has any Subsidiaries.

3.14    Disclosure. Each Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters Known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of either Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.15    Compliance with Laws. Each Borrower is in compliance with the requirements of ll Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

3.16    Investment Company Act. Neither Borrower nor any Person controlling a Borrower is required to be registered as an "investment company" under the Investment Company Act of 1940.

3.17    Solvency. Each Borrower is Solvent.

3.18    Commodity Exchange Act. Each Borrower is an "eligible contract participant" as that term is defined in the Commodity Exchange Act.

3.19    Anti-Corruption Laws; Sanctions. The Borrowers and their respective employees and agents are in compliance in all material respects with applicable Anti-Corruption Laws and Sanctions. Neither of the Borrowers nor any of their employees or agents who will act in any capacity in connection with or benefit from the credit facility established hereby is either (a) a Sanctioned Person or (b) located, organized or resident in a Sanctioned Country. None of the proceeds of the Revolving Loans or any other transaction contemplated by this Agreement or the other Loan Documents will violate applicable Anti-Corruption Laws or Sanctions. The Borrowers implement and maintain in effect policies and procedures designed to ensure compliance by them and their respective employees and agents with applicable Anti-Corruption Laws and Sanctions. Survival of Representations. All representations and warranties made in this Agreement or in any other documents signed pursuant to this Agreement will survive the delivery of this Agreement and the Revolving Note and the making of the Revolving Loans until the Obligations are paid, satisfied and discharged in full, and any investigation at any time made by or on behalf of the Lender shall not diminish its right to rely thereon. All statements contained in any certificate or other instrument delivered by or on behalf of each Borrower under or pursuant to this Agreement or any documents signed pursuant to this Agreement or in connection with the transactions contemplated hereby or thereby shall constitute representations and warranties made hereunder.

ARTICLE IV
AFFIRMATIVE COVENANTS

So long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied, each Borrower shall:

4.01    Financial Statements. Deliver in form and detail satisfactory to the Lender:

(a)    Corporate Guarantor Financial Statements.

(i)    Within 120 days after the close of each fiscal year, a copy of the consolidated audited annual financial statements of the Corporate Guarantor,

prepared in accordance with GAAP, and containing at least (i) a consolidated balance sheet as of the close of such fiscal year for the Corporate Guarantor, and (ii) the related statement of income for the twelve months then ended, and the notes thereto, and setting forth in comparative form the figures for the previous fiscal year and changes in financial position for such period, and accompanied by a report and opinion of an independent certified public accountant reasonably acceptable to the Lender which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall be unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Corporate Guarantor's independent certified public accountants) and not subject to any "going concern" or like qualification or exception and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Corporate Guarantor as at the end of such fiscal year and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(ii)    Within 45 days after each fiscal quarter end, a copy of the consolidated unaudited financial statements of the Corporate Guarantor, prepared in accordance with GAAP, duly certified by a Responsible Officer of the Corporate Guarantor, and containing at least (i) a balance sheet as of the close of such date for the Corporate Guarantor, and (ii) the related statement of income for the period then ended and changes in financial position for such period.

(b)    Compliance Certificates. Each delivery of the financial statements of the Borrowers required to be delivered under subsection (a) above shall be accompanied by a completed Borrower Compliance Certificate, substantially in the form of Exhibit A, signed by a Responsible Officer of the Borrowers and the Corporate Guarantor stating that such Responsible Officer has no Knowledge of the occurrence of a Default or an Event of Default and that, to the Knowledge of such officer, the Borrowers have complied with the terms of the Loan Documents in all material respects (or, in the event such Responsible Officer has Knowledge of a Default or an Event of Default or that any of the terms of the Loan Documents have not been complied with in all material respects, the nature of such Default or Event of Default or non-compliance will be specified in such Compliance Certificate together with any steps being taken by the Borrowers to correct such Default or Event of Default or non-compliance) and demonstrating compliance with the financial covenants set forth in Article VI.

(c)    Other Requested Information. Promptly furnish such other information concerning the Borrowers' business, operations, financial condition or otherwise, as the Lender may from time to time reasonably request.

4.02    Required Notices. Promptly (and in any event, within two Business Days) notify the Lender of any of the following:

(a)    Default. The occurrence of any Default of which either Borrower has Knowledge.

(b)    Liens. The existence or asserted existence of any Lien on any of its Properties, excluding only Permitted Liens.

(c)    Casualty Losses. Any material loss, damage or destruction to a Borrower's Properties.

(d)    Breach of Contractual Obligations. Any breach or non-performance of, or any default under, any Contractual Obligation of a Borrower where the same would be reasonably anticipated to have a Material Adverse Effect.

(e)    Disputes with Governmental Authorities. Any dispute, litigation, investigation Known to a Borrower, proceeding or suspension between a Borrower and any Governmental Authority, where the same would be reasonably likely to have a Material Adverse Effect.

(f)    Permits. Any new Permit held by a Borrower, any change, renewal, modification, supplement or amendment to any Permit held by a Borrower, or any proceeding to revoke, suspend, withdraw or adversely affect any Permit required to be maintained hereby and of any violation thereof or of any operation or activity which violates or is not allowed by any such Permit where the same would be reasonably likely to have a Material Adverse Effect.

(g)    Litigation. The commencement of, or any material adverse development in, any litigation or proceeding affecting a Borrower, including pursuant to any applicable Environmental Laws, where the amount sued for or the value of the Property involved is in excess of $500,000, or which, if adversely decided, could reasonably be expected to have a Material Adverse Effect.

(h)    Other Material Developments. Any other event, occurrence or circumstance, including a change in Law, that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i)    Change in Accounting Practices. Any material change in accounting policies or financial reporting practices of a Borrower, including a change in its fiscal year.

(h)    Change in Fiscal Year. If either Borrower changes its fiscal year.

Each notice pursuant to this Section 4.02 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 4.02(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

4.03    Books and Records. Maintain adequate and accurate books and records of account in accordance with GAAP in which full, true and correct entries shall be made of all financial transactions and matters involving its Properties and business (such books and records also to be maintained in conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower).

4.04    Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, (c) all trade payables, as and when due and payable in accordance with their stated terms, except if non-payment of same is (i) less than $50,000.00 in the aggregate, (ii) otherwise in the ordinary course of such Borrower’s business, or (iii) due to a good faith dispute between such Borrower and vendor and would not result in a Material Adverse Effect; and (d) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

4.05    Preservation of Existence. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of its respective state of organization.

4.06    Permits. Maintain in effect all Permits which are (i) material to its business, Properties, operations or condition, financial or otherwise, and/or (ii) necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

4.07    Maintenance of Properties. Keep its Property in good working order and condition, ordinary wear and tear excepted.

4.08    Maintenance of Insurance.

(a)    Required Insurance. Maintain in full force and effect (i) casualty insurance on all real and personal property included in the Borrower's real property on an all-risks basis (including the perils of flood, fire and quake) covering the value of all such Property, (ii) insurance coverage for public liability insurance in amounts and with deductibles acceptable to the Lender, and (iii) such other insurance coverage in such amounts and with respect to such risks as the Lender may reasonably request. All such insurance shall be provided by financially sound and reputable insurance companies not Affiliates of the Borrowers and having a minimum A.M. Best rating of A, size category VII. On or prior to the Closing Date, and at all times thereafter, the Borrowers will cause the Lender to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.08(a) pursuant to endorsements in form and content acceptable to the Lender. The Borrowers will deliver to the Lender (i) on or before the Closing Date, a certificate from the Borrowers' insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of the Lender from time to time full information as to the insurance carried, (iii) within five days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) immediately, notice of any cancellation or nonrenewal of coverage by a Borrower. In the event the Borrowers fail to provide the Lender with evidence of the insurance coverage required by this Agreement, the Lender may purchase insurance at the Borrowers' expense. The coverage purchased by the Lender may, but need not, protect the Borrowers' interests. The Borrowers may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that Borrowers have obtained insurance as required by this Agreement. If Lender purchases insurance for the Borrowers, to the fullest extent provided by law, the Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by the Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The Borrowers acknowledge that the costs of insurance purchased by the Lender may be more than the cost of insurance that the Borrowers would be able to obtain on their own.

(b)    Compliance With Insurance Conditions. Not bring or keep any article on its owned or leased real property, or cause or Knowingly allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by Section 4.08(a) or would otherwise be prohibited by the terms thereof.

All written communications, documents, certificates of insurance or other material relating to insurance sent to the Lender shall be delivered to the following address, with a copy thereof also delivered to the Lender pursuant to the notice provisions contained in Section 11.02:

BOKF, NA
Attn: Credit Services – Insurance Monitoring
P.O. Box 271
Tulsa, OK 74101

4.09    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

4.10    Satisfaction of Contractual Obligations. Comply in all respects with the terms of, and maintain in full force and effect, and all Borrower contracts and agreements which are material to its operations of its Properties as intended and satisfy all of its Contractual Obligations, except for such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

4.11    Further Assurances. Promptly cure any defects or omissions in the execution and delivery of, or the compliance with this Agreement or any other Loan Documents, or the conditions described herein, including the execution and delivery of additional documents reasonably requested by the Lender.

4.12    Performance of Obligations. Pay and perform every act and discharge all of the Obligations provided to be paid, performed and discharged under this Agreement and all other Loan Documents to which they are parties at the time or times and in the manner therein specified.

ARTICLE V
NEGATIVE COVENANTS

So long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied, neither Borrower shall directly or indirectly:

5.01    Permitted Liens. Create, incur, assume or suffer to exist any Lien on any of its Properties or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens in favor of the Lender pursuant to any Loan Document;

(b)    Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(d)    pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other similar benefits;

(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(f)    easements, rights-of-way, restrictions and other similar encumbrances affecting owned or leased real property which do not in any case materially interfere with the ownership or use of the owned or leased real property or materially impair the value thereof;

(g)    Liens securing Indebtedness permitted under Section 5.02(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property being acquired on the date of acquisition and (iii) such Liens attach to such Property concurrently with or within ninety (90) days after the acquisition thereof;

(h)    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions, and Liens of a collecting bank arising under Section 4‑210 of the UCC on items in the course of collection; and

(i)    the Lien on specific equipment financed with the Indebtedness described in Section 5.02(h) below

5.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness under the Loan Documents;

(b)    trade accounts payable incurred in the ordinary course of business of which not more than $50,000 are past due or in default, except if any past due payables are otherwise in the ordinary course of such Borrower’s business or are due to a good faith dispute between such Borrower and vendor and would not result in a Material Adverse Effect;

(c)    Indebtedness arising after the Closing Date to pay annual insurance premiums on a deferred basis;

(d)    Swap Obligations of a Borrower existing or arising under any Swap Agreement permitted under this Agreement;

(e)    purchase money Indebtedness (including the existing Capitalized Lease Obligations and other purchase money Indebtedness identified in Schedule 5.02), whether now existing or hereafter incurred by a Borrower to finance the purchase of fixed assets, renewals, refinancings and extensions thereof, provided that (i) the combined total for the Borrowers shall not exceed (x) a principal amount of $6,000,000 at any one time outstanding or (y) a principal amount incurred in any given calendar year of $2,000,000; (ii) such Indebtedness when incurred shall not exceed the purchase price of the Property(ies) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(f)    Capitalized Lease Obligations and operating lease obligations incurred after the Closing Date, provided that such lease obligations do not obligate the Borrowers to make lease payments thereunder in any fiscal year of more than $50,000 in the aggregate;

(g)    unsecured Funded Indebtedness incurred after the Closing Date in an aggregate principal amount not to exceed (x) $300,000 for the Borrowers at any one time outstanding or (y) $100,000 of principal incurred in any given calendar year; and

(h)    the unsecured Funded Indebtedness incurred by ACP in the original principal amount of $23,000,000 pursuant to a New Markets Tax Credit allocation under Section 45D of the Internal Revenue Code to fund an expansion of its manufacturing and warehousing operations in Longview, Texas.

5.03    Investments. Make any Investments, except:

(a)    Investments held by the Borrowers in the form of cash or Cash Equivalents;

(b)    Investments existing as of the Closing Date and set forth in Schedule 5.03; and

(c)    Investments in the form of loans to Affiliates to the extent permitted by Section 5.07.

5.04    Fundamental Changes. Do or allow any of the following:

(a)    merge or consolidate with or into another Person (or enter into any merger or consolidation agreement or plan);

(b) Transfer all or substantially all of its Properties, to any other Person (whether in a single transaction or in a series of related transactions)

(c) discontinue its business or any material line of business, or make any material change in the nature of or manner in which it conducts its business;

(d) form or acquire any Subsidiary, or own any Equity Interests in a Subsidiary, or become a partner, member or joint venturer in or equity owner of any partnership, limited liability company, joint venture or other business entity;

(e) liquidate, wind-up or dissolve (or take or permit any action to liquidate, wind-up or dissolve); or

(f) without providing 10 days' prior written notice to the Lender, change its name, state of formation or form of organization.

5.05    Transfers. Transfer, whether pursuant to a single transaction or a series of transactions, any of its Properties, having a value at the time of such Transfer (or proposed Transfer) exceeding 10% of its total assets.

5.06    Distributions. Declare or make, directly or indirectly, any Distribution, or incur any obligation (contingent or otherwise) to do so, except that the Borrowers may declare and make Distributions as long as no Default or Event of Default has occurred and is continuing and if the making of such Distribution will not cause any Default or Event of Default hereunder, including a breach of the financial covenants set forth in Article VI.

5.07    Transactions with Affiliates and Insiders. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of the Borrowers other than (a) normal and reasonable compensation and reimbursement of expenses of officers and directors, (b) advances to officers, directors and employees of the Borrowers in an aggregate amount not to exceed $10,000 at any time outstanding, for ordinary business purposes, and (c) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of the Borrowers' business on terms and conditions substantially as favorable to the Borrowers as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

5.08    Changes to Method of Accounting. Change its fiscal year or make any material change in its method of accounting for purposes of the reporting requirements of this Agreement, except as may be mandated by GAAP.

5.09    Modification of Documents and Agreements. Participate in, enter into, suffer or permit any amendment, modification, restatement, cancellation or termination of its Organizational Documents.

5.10    Creation of Plans Under ERISA. Establish or become obligated to make contributions with respect to any employee benefit plan or employee welfare plan for the benefit of its employees which is subject to Title IV of ERISA.

ARTICLE VI
FINANCIAL COVENANTS

Until all Revolving Loans and all other Obligations have been paid and satisfied in full, no Borrower shall:

6.01    Consolidated Leverage Coverage Ratio. Permit the Consolidated Leverage Ratio, calculated as of each Quarterly Calculation Date beginning June 30, 2021, to be more than 2.00 to one (2.00:1).

6.02    Consolidated Total Liabilities to Tangible Net Worth Ratio. Permit the Consolidated Total Liabilities to Tangible Net Worth Ratio, calculated as of each Quarterly Calculation Date beginning June 30, 2021, to be more than 2.00 to one (2.00:1).

ARTICLE VII
CONDITIONS PRECEDENT

7.01    Closing. The Closing will take place on the date of this Agreement at the offices of the Lender, or at such other place and on such other date as the Borrowers and the Lender may mutually agree, provided that all conditions to the Closing set forth in Section 7.02 have been satisfied.

7.02    Conditions to Closing. The obligation of the Lender to establish the Revolving Commitment is subject to satisfaction of the following conditions precedent at or as of the Closing:

(a)    Delivery of Loan Documents. The Lender shall have received fully executed counterparts of this Agreement and all other Loan Documents, each duly and validly authorized, executed and acknowledged (where necessary) by a Responsible Officer of the Borrowers and by each other party thereto.

(b)    Organization and Authorization. The Lender shall have received the following, in form and substance satisfactory to the Lender and its legal counsel:

(i)    copies of each Borrower's and the Corporate Guarantor's Organizational Documents, certified by the secretary (or equivalent officer) thereof to be true and correct as of the Closing Date;

(ii)    such good standing certificates and other documents and certifications as the Lender may reasonably require to evidence that each of the Borrowers and the Corporate Guarantor are formed, validly existing and in good standing in their respective state of organization; and

(iii)    copies of resolutions or other action of the governing body of each Borrower and the Corporate Guarantor authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, certified by the secretary (or equivalent officer) thereof.

(c)    Evidence of Insurance Coverage. The Lender shall have received copies of insurance policies, binders or certificates of insurance, in form and substance satisfactory to the Lender, evidencing that the Borrowers have and are maintaining the minimum insurance coverages required by this Agreement and the other Loan Documents, together with all required endorsements of such policies (such policies shall name the Lender as an additional insured (in the case of liability insurance) or the loss payee (in the case of hazard insurance)). Such insurance policies, binders or certificates of insurance shall show the carrier, policy number, expiration date, type, amount and deductibles for each such insurance policy.

(d)    Permits. The Lender shall have received copies of all Permits held by the Borrowers as of the Closing Date.

(e)    Absence of Litigation. There shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that could reasonably be expected to have a Material Adverse Effect, and no injunction or other restraining order shall have been issued or a hearing therefor be pending or noticed with respect to the Borrowers concerning the Loan Documents or the transactions contemplated hereby or thereby.

(f)    Accuracy of Representations and Warranties. The representations and warranties of the Borrowers set forth in this Agreement and in the Loan Documents shall be true and accurate.

(g)    No Default. No Default or Event of Default shall have occurred and be continuing.

(h)    Payment of Attorneys' Fees. The Borrowers shall have paid all fees, charges and disbursements of counsel to the Lender, to the extent invoiced prior to or on the Closing Date.

(i)    Other Requested Information. The Lender shall have received such certificates, reports, information, financial statements and other documents as the Lender may reasonably request to evidence the Borrowers' compliance with the terms and conditions of this Agreement and all other Loan Documents.

(j)    Legal Matters. All legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to the Lender and its counsel.

In the event the Lender elects to waive any term, condition or requirement contemplated herein with regard to any Loan, such waiver shall not preclude the Lender from thereafter requiring full and complete performance of all terms, conditions and requirements contained in this Agreement.

7.03    Additional Conditions Precedent. Lender has no obligation to make any Revolving Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

(a)    All representations and warranties made by the Borrowers and the Corporate Guarantor in any Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Revolving Loan or such Letter of Credit as if such representations and warranties had been made as of the date of such Revolving Loan or such Letter of Credit, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality in the text thereof) as of such specific date.

(b)    No Default or Event of Default shall exist at the date of such Revolving Loan or the date of issuance of such Letter of Credit (or would result after giving effect thereto).

(c)    No Material Adverse Effect shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material

Adverse Effect, since the date of the most recently delivered financial statements pursuant to Section 4.2(a).

(d)    The making of such Revolving Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. The existence or occurrence of any of the following events or circumstances shall constitute an Event of Default:

(a)    Non-Payment. If the Borrowers shall fail to pay (i) when and as required to be paid herein, any amount of principal or interest on any Loan, or (ii) within three days after the same becomes due, any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document, and such failure to pay under this clause (iii) shall not be cured within ten (10) days after written notice to Borrowers; or

(b)    Breach of Covenants. If a Borrower fails to perform or observe any term, covenant or agreement contained in Article IV and such failure continues unremedied for more than 30 days, or if a Borrower fails to perform or observe any term, covenant or agreement contained in Article V or Article VI; or

(c)    Other Defaults. If a Borrower or the Corporate Guarantor fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for more than 30 days; or

(d)    Representations and Warranties. If any representation, warranty, certification or statement of fact made or deemed made by or on behalf of a Borrower or the Corporate Guarantor herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or

(e)    Cross-Default. If (i) a Borrower or the Corporate Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee Obligation (other than Indebtedness hereunder and Indebtedness under Swap Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Agreement an "Early Termination Date" (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which the Borrower or the Corporate Guarantor is the "Defaulting Party" (as defined in such Swap Agreement) or (B) any "Termination Event" (as so defined) under such Swap Agreement as to which the Borrower or the Corporate Guarantor is an "Affected Party" (as so defined) and, in either event, the Swap Termination Value owed by a Borrower or the Corporate Guarantor as a result thereof is greater than $250,000; or

(f)    Insolvency Proceedings, Etc. If a Borrower or the Corporate Guarantor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for more than 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for more than 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. If (i) a Borrower or the Corporate Guarantor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of a Borrower or the Corporate Guarantor and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)    Judgments. If there is entered against a Borrower or the Corporate Guarantor (i) one or more final judgments for the payment of money in an amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) either (A) not paid or satisfied within ten (10) calendar days or (B) if paid within ten (10) calendar days, after giving effect to such payment, would cause the Borrowers to violate any of the financial covenants set forth in Article VI (calculated by the Lender based on the figures set forth in the most recently delivered Borrower Compliance Certificate), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)    Invalidity of Loan Documents. If any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Person contests in any manner the validity or enforceability of any Loan Document; or a Borrower or the Corporate Guarantor denies that it has any or further liability or obligation under any Loan Document to which it is a party, or purports to revoke, terminate or rescind any Loan Document.

8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing beyond all applicable notice and cure periods, the Lender shall, or may, take any or all of the following actions:

(a)    declare the unpaid principal amount of all of the Revolving Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(b)    exercise all rights and remedies available to it under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under any Debtor Relief Law, the unpaid principal amount of the Revolving Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Lender.

8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Revolving Loans have automatically become immediately due and payable), any amounts received on account of the Obligations of the Borrowers or the Corporate Guarantor shall be applied by the Lender in the following order.

First, to payment of that portion of the Obligations of the Borrowers constituting fees, indemnities, expenses and other amounts payable to the Lender;

Second, to payment of that portion of the Obligations of the Borrowers constituting (i) accrued and unpaid interest on the Revolving Loans, (ii) fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Swap Agreement with the Lender or any Affiliate of the Lender and (iii) accrued and unpaid Letter of Credit fees;

Third, to payment of that portion of the Obligations of the Borrowers constituting (i) unpaid principal of the Revolving Loans, (ii) to payment of breakage, termination or other payments, and any interest accrued thereon, due under any Specified Swap Agreements with the Lender or any Affiliate of the Lender, (iii) to payments of amounts due under any Treasury Management Agreement between the Borrowers and the Lender, or any Affiliate of the Lender and (iv) other Letter of Credit Liabilities; and

Last, the balance, if any, after all of the Obligations of the Borrowers have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Notwithstanding the foregoing, any amounts received from any Borrower or Corporate Guarantor that is not a Qualified ECP Guarantor shall not be applied to Excluded Swap Obligations.

ARTICLE IX
EXPENSES AND INDEMNITY

9.01    Costs and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.01, or (B) in connection with the Revolving Loans and Letters of Credit, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Revolving Loans.

9.02    Indemnification by Borrower. The Borrowers shall indemnify the Lender and the Lender's Related Parties of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all actual, out of pocket losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the administration of this Agreement and the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, (ii) the Revolving Loans or the use or proposed use of the proceeds therefrom and the Letters of Credit, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liability related in any way to the Borrowers, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach in bad faith of such Indemnitee's material financial obligations hereunder or under any other Loan Document, if the Borrowers have obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

9.03    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and the Borrowers hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of the Revolving Loans. No Indemnitee referred to in Section 9.02 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

9.04    Payments. All amounts due under Article IX shall be payable not later than 10 Business Days after demand therefor.

9.05    Survival. The agreements in Article IX shall survive the replacement of the Lender, and the repayment, satisfaction or discharge of all of the other Obligations.

ARTICLE X
[Intentionally omitted.]

ARTICLE XI
MISCELLANEOUS

11.01    Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by Lender and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.02    Notices and Other Communications; Facsimile Copies.

(a)    Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic means, all as set forth on Schedule 11.02. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier or electronic means shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day).

(b)    Change of Notice Information. The Borrowers and the Lender may change their notice information with prior notice to the other party. The Borrowers agree to notify the Lender from time to time to ensure that the Lender has on record correct notice information to which notices and other communications may be sent.

(c)    Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Lender and the Lender's Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and the Borrowers hereby consent to such recording.

11.03    No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

11.04    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

11.05    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that, subject to Section 5.05, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of the Lender. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, any Participants, and to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrowers, sell participations to any Person (other than a natural person or any Affiliates or Subsidiaries of the Borrower) (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of the amount of the Revolving Loans owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged and (ii) the Lender shall remain solely responsible for the performance of such obligations.

11.06    Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives and to any direct or indirect contractual counterparty (or such contractual counterparty's professional advisor) under any Swap Agreement relating to any Loan (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.06, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers, or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.06 or (y) becomes available to the Lender, or any of its respective Affiliates, on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrowers, provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender acknowledges that (a) the Information may include material non-public information concerning the Borrowers, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law.

11.07    Set-off. If an Event of Default shall have occurred and be continuing, the Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or its Affiliates to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The rights of the Lender and its Affiliates under this Section 11.07 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrowers promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.08    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Revolving Loans or the Obligations in a manner determined by the Lender that would not cause such payment to exceed the Maximum Rate, or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.09    Requirements of Swap Agreements. Each Borrower further represents and warrants to the Lender and covenants and agrees with the Lender that (a) the rate, asset, liability or other notional item underlying any Swap Agreement regarding an interest or monetary rate, or foreign exchange swap, entered into or executed in connection with this Agreement is, or is directly related to, a financial term hereof; (b) the aggregate notional amount of all Swap Agreements entered into or executed by the Borrowers in connection with the financial terms of this Agreement, whether entered into or executed with the Borrowers or any other Person, will not at any time exceed the aggregate principal amount outstanding hereunder, as such amounts may be determined or calculated contemporaneously from time to time during and throughout the term of this Agreement; (c) each Swap Agreement entered into or executed in connection with this Agreement has been or will be entered into no earlier than 90 days before and no later than 180 days after the date hereof or of any transfer of principal thereunder; (d) the purpose of any Swap Agreements in respect of any commodity entered into or executed in connection with this Agreement is to hedge commodity price risks incidental to the Borrowers' business and arising from potential changes in the price of such commodity; and (e) each Swap Agreement entered into or executed in connection with the this Agreement mitigates against the risk of repayment hereof and is not for the purpose of speculation. For purposes of this Section, the term (i) "financial term" shall include, without limitation, the duration or term of this Agreement, rate of interest, the currency or currencies in which the Revolving Loans are made and its principal amount, and (ii) "transfer of principal" means any draw of principal under this Agreement or any amendment, restructuring, extension or other modification of this Agreement.

11.10    Counterparts; Integration; Effectiveness. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf., tif. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as any Loan or any other Obligations hereunder shall remain unpaid or unsatisfied.

11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13    GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT, THE REVOLVING NOTE AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF TULSA, STATE OF OKLAHOMA, AND IRREVOCABLY AGREES THAT, SUBJECT TO THE LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED,

ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

11.14    WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF THE BORROWERS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWERS AND THE LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE BORROWERS AND THE LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.15    USA PATRIOT Act Notice. The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow the Lender to identify the Borrowers in accordance with the Act.

11.16    Existing Credit Agreement. This Agreement amends and restates the Existing Credit Agreement in its entirety, provided that obligations of the Borrowers incurred under the Existing Credit Agreement shall continue under this Agreement, and shall not in any circumstances be terminated, extinguished or discharged hereby (except pursuant to the terms of this Agreement) or thereby but shall hereafter be governed by the terms of this Agreement, and this Agreement shall not constitute a substitution or novation of such obligations or any of the other rights, duties and obligations of the parties hereunder.

11.17    Release. In consideration of the amendments contained herein, each Borrower hereby waives and releases the Lender and its directors, officers, employees and agents, from any and all known claims and defenses arising prior to the date hereof with respect to the Existing Loan Agreement and the transactions contemplated thereby.

11.18    Communications. Each Borrower agrees that the Lender, but shall not be obligated to, make Communications (as defined below) available to the Borrowers by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System. Any Electronic System used by the Lender is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Lender or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Lender’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of Borrowers pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Lender by means of electronic communications pursuant to this Section, including through an Electronic System. “Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Lender and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system. “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS: AAON, INC., an Oklahoma corporation
By:     Rebecca Thompson
Title:     Chief Financial Officer and Treasurer

AAON COIL PRODUCTS, INC., a Texas
By:     Rebecca Thompson
Title: Chief Financial Officer and Treasurer

LENDER: BOKF, NA dba BANK OF OKLAHOMA

By:     Timberly Harding, Senior Vice President
Title:     Senior Vice President

Schedule 5.03

EXISTING INVESTMENTS

Schedule 11.02

CERTAIN ADDRESSES FOR NOTICES

Lender:

BOKF, NA dba Bank of Oklahoma
Bank of Oklahoma Tower
P.O. Box 2300
Tulsa, Oklahoma 74102-2300

Attention: Timberly Harding, Senior Vice President

Borrowers:
AAON, INc.
2425 S Yukon Ave.
Tulsa, OK 74107
Attention: Rebecca Thompson, CFO & Treasurer

Exhibit A

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

Date: __________, _____

This certificate is given by AAON, INC., an Oklahoma corporation ("AAON"), and AAON COIL PRODUCTS, INC., a Texas corporation ("ACP" and, together with AAON, collectively, "Borrowers," and each individually, a "Borrower"), pursuant to Section 4.01(b) of that certain Amended and Restated Loan Agreement dated as of July __, 2021, between the Borrowers and BOKF, NA dba Bank of Oklahoma, as Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

The undersigned Responsible Officer, on behalf of the Borrowers, and not individually, hereby certifies to the Lender that:

(a) the consolidated financial statements of the Corporate Guarantor delivered with this certificate in accordance with Section 4.01(a) of the Loan Agreement fairly present in all material respects the consolidated results of operations and financial condition of the Corporate Guarantor as of the dates and the accounting period covered by such financial statements;

(b) I have reviewed the terms of the Loan Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrowers during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action the Borrowers have taken, are undertaking and propose to take with respect thereto; and

(d) the Borrowers are in compliance with the financial covenants contained in Article VI of the Loan Agreement, as demonstrated by the calculation of such covenants in Schedule 2 hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate on behalf of the Borrower this ____ day of ___________, ____.

[AAON, INC./AAON COIL PRODUCTS, INC.]

__________________________________________
By:
Name:
Title:

[BOK to provide form for calculations of financial covenants]

Schedule 1
Events of Default

Schedule 2
Covenant Calculation

I. Compliance with Section 6.01 - Consolidated Leverage Coverage Ratio
TTM period ending:	____________/202_

A.	Numerator (Calculation of Consolidated Funded Indebtedness)
	(a) All obligations for borrowed money, whether current or long-term	$ 1.00
	Plus: (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;	$

Plus: (c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by any such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
$
	Plus: (d) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;	$
	Plus: (e) all obligations in respect of the deferred purchase price of property or services;	$
	Plus: (f) Capitalized Lease Obligations;	$

Plus: (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;
$
	Plus: (h) the Swap Termination Value of any Swap Agreement;	$
	Plus: (i) all Guarantee Obligations with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and	$

Plus: (j) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
$
	Total Consolidated Funded Indebtedness:	$ 1.00

B.	Denominator (Calculation of Consolidated EBITDA)
	Consolidated Net Income of Corporate Guarantor for the 12-month period	$ 1.00
	Plus: (i) Interest Expense	$
	Plus: (ii) Expense for taxes paid or accrued	$
	Plus: (iii) Depreciation	$
	Plus: (iv) Amortization	$
	Plus: (v) extraordinary losses incurred, minus, to the extent included in net income, extraordinary gains realized	$
	Total Consolidated EBITDA:	$ 1.00

	Consolidated Leverage Coverage Ratio (A / B), ≤ 2.00x	1

II. Compliance with Section 6.02 - Consolidated Total Liabilities to Tangible Net Worth Ratio
Quarterly Calculation Date:

A.	Numerator
	Consolidated Total Liabilities	$ 1.00

B.	Denominator
	Total Net Worth	$ 1.00
	Less: Goodwill and intangible assets, net	$
	Tangible Net Worth	$ 1.00

	Consolidated Total Liabilities to Tangible Net Worth (A/B) ≤ 2.00x	1

Exhibit B

Borrowing Request

TO: BOKF, NA dba Bank of Oklahoma
P.O. Box 2300
Bank of Oklahoma Tower, One Williams Center
Tulsa, Oklahoma 74102-2300
Attention: Timberly Harding

DATE: _____________________

This Borrowing Request is delivered pursuant to Section 2.01 of that certain Amended and Restated Loan Agreement dated as of January 26, 2021 (as amended or modified from time to time, the "Loan Agreement"), by and among AAON, INC., an Oklahoma corporation ("AAON"), and AAON COIL PRODUCTS, INC., a Texas corporation ("ACP" and, together with AAON, collectively, "Borrowers," and each individually, a "Borrower"), and BOKF, NA dba Bank of Oklahoma (the "Lender"). Capitalized terms used herein without definition have the meanings set forth in the Loan Agreement.

The Borrowers hereby request a Revolving Loan as follows:

1. Amount of requested Borrowing: $_____________________.

2. Requested disbursement date: _______________________.
[Must be a Business Day]

The Borrowers hereby certify to the Lender that (a) the representations and warranties of the Borrowers set forth in the Loan Agreement shall be true and correct in all material respects on and as of the date of such Borrowing, and (b) at the time of and immediately after giving effect to such Borrowing, no Default or Event of Default has occurred and is continuing.

[signature page follows]

AAON, INC., an Oklahoma corporation

By:
Name:
Title:

AAON COIL PRODUCTS, INC., a Texas

By:
Name:
Title:

APPROVED:

Lender: BOKF, NA dba BANK OF OKLAHOMA

By:___________________________________
Name:
Title:

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this "Guaranty") is made and entered into effective as of July 26, 2021, by AAON, INC., a Nevada corporation (the "Guarantor"), for the benefit of BOKF, NA dba BANK OF OKLAHOMA (the "Lender").

RECITALS

A.    Pursuant to that certain Amended and Restated Loan Agreement of even date herewith (as amended, supplemented or modified from time to time, the "Loan Agreement") between AAON, INC., an Oklahoma corporation, and AAON COIL PRODUCTS, INC., a Texas corporation (collectively, "Borrowers," and each individually, a "Borrower"), and the Lender, the Lender has agreed to establish a revolving loan facility in favor of the Borrowers in the maximum principal amount of $30,000,000.00 (the "Loan"), subject to the terms and conditions therein.

B.    The Guarantor will receive substantial and valuable consideration and benefit from the Loan by the Lender to the Borrowers.

C.    It is a condition precedent to the obligations of the Lender under the Loan Agreement that this Guaranty be executed by the Guarantor and delivered to the Lender.
NOW, THEREFORE, in consideration of the undertaking and commitments of the Lender under the Loan Agreement, and as a material inducement therefor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby covenants and agrees with the Lender as follows:

1.    DEFINITIONS; INTERPRETATION.

1.1.    Terms Defined In Loan Agreement. Capitalized terms used in this Guaranty (including capitalized terms used in the Recitals hereto) and not otherwise defined have the respective meanings assigned to them in the Loan Agreement.

1.2.    Certain Terms. When used herein, unless the context shall otherwise require, the following terms shall have the following meanings:

"Co-Obligors" means, collectively, the Borrowers, the Guarantor and any other Person liable for any portion of the Guaranteed Obligations, whether under the Loan Agreement or any other Loan Documents.

"Guaranteed Obligations" is defined in Section 2.1.

"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable and not included with any of the foregoing, any certificate or articles of formation or organization of such entity and any governing agreement.

1.3    Interpretation. Except as otherwise expressly provided herein, the rules of interpretation set forth in the Loan Agreement shall apply to this Guaranty.

2.    GUARANTY OF PAYMENT.

2.1.    Guaranteed Obligations. The Guarantor hereby guarantees to the Lender and each of the holders of the Guaranteed Obligations, absolutely, unconditionally and irrevocably, the prompt performance and payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) of the following liabilities, obligations and indebtedness (hereinafter collectively referred to as the "Guaranteed Obligations"): (a) any and all obligations, liabilities and indebtedness of the Borrowers to the Lender, whether now existing or hereafter arising under or in connection with the Loan Agreement and whether for principal, interest, fees and other loan charges, indemnities, reimbursement obligations, or otherwise, (b) all indebtedness evidenced by any promissory note or notes from time to time made or issued by the Borrowers pursuant to the Loan Agreement, or by any promissory note taken in renewal, amendment, exchange or substitution thereof or therefor, including interest on all of the foregoing, (c) all reasonable costs and expenses of collection, including reasonable attorneys’ fees, and (d) interest and other monetary obligations accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding involving the Borrowers, regardless of whether allowed or allowable in such proceeding.

2.2.    Primary and Direct Liability. The Guarantor agrees that its liability under this Guaranty shall be primary and direct, and that the Lender or any holder of the Guaranteed Obligations shall not be required, before enforcing this Guaranty against the Guarantor, (a) to pursue any right or remedy it may have against any other Co-Obligors, (b) to commence any action or obtain any judgment against a Borrower or any other Co-Obligor, or (c) to foreclose or realize any security interest in, or otherwise to exercise rights and remedies against, any property of a Borrower or any other Person in which the Lender holds a security interest.

3.    CONTINUING GUARANTY. Subject to the terms and conditions of this Guaranty, this Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Guaranteed Obligations. To the extent permitted under applicable Law, no notice of the Guaranteed Obligations to which this Guaranty may apply, or of any renewal or extension thereof, need be given to the Guarantor, and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment or performance, presentment, protest, notice of dishonor, nonpayment or non-performance on any and all forms of the Guaranteed Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Guaranteed Obligations now or hereafter provided for by any Law; and (d) any right the Guarantor may have, whether under Title 15 Okla. Stat. §§ 334, 337, 338 and 344, Title 12, Okla. Stat. § 686 or otherwise, to set-off of any other collateral or security given to secure the Guaranteed Obligations, against the Guaranteed Obligations. The

Guarantor hereby acknowledges that the Lender and any holder of the Guaranteed Obligations may obtain other guarantees to secure payment of the Guaranteed Obligations, and the Guarantor expressly agrees that its liability hereunder shall not in any way be affected or impaired by the existence of such guaranties and that its liability hereunder will be joint and several with all other Co-Obligors. Subject to the terms and conditions of this Guaranty, the Guarantor shall not be exonerated with respect to its liability under this Guaranty by any act or thing except payment of the Guaranteed Obligations.

4.    OTHER TRANSACTIONS. The Lender is expressly authorized (a) to exchange, surrender or release, with or without consideration, any and all collateral or security which may at any time be placed with it by the Borrowers or by any other Person, or to forward or deliver any or all such collateral or security directly to the Borrowers for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor, and (b) to amend, modify, extend or supplement the Loan Agreement (including any increase of the Loan or other indebtedness of the Borrowers under the Loan Agreement) or other agreement with respect to the Guaranteed Obligations, waive compliance by the Borrowers with the respective terms thereof and settle or compromise any of the Guaranteed Obligations, without notice to the Guarantor and without in any manner affecting the absolute liability of the Guarantor hereunder.

5.    NO IMPAIRMENTS. The liability of the Guarantor hereunder shall not be affected or impaired by (a) any delay, failure, neglect or omission on the part of the Lender to collect the Guaranteed Obligations from the Borrowers or any other Co-Obligor, or to realize upon any collateral or security for any or all of the Guaranteed Obligations, (b) the taking (or the failure to take) by the Lender of any other guaranty or guaranties to secure the Guaranteed Obligations, (c) the taking by the Lender of (or the failure to take or the failure to perfect its security in) collateral or security of any kind, or (d) the granting by the Lender of any release of or extension of time to the Borrowers or any other Co-Obligor.

6.    SUBORDINATION AND ASSIGNMENT. The Guarantor hereby subordinates in favor of the Lender its claims against the Borrowers or in or to any property of the Borrowers, to the extent that any such claims arise hereafter by reason of payments made by the Guarantor upon any item or items of the Guaranteed Obligations, and the Guarantor hereby assigns to the Lender any such claims hereafter arising and authorizes the Lender to apply any payments thereon upon such item or items of the Guaranteed Obligations as the Lender may determine. Upon the termination of this Guaranty as herein provided, the Lender agrees to reassign to the Guarantor any claim which is assigned pursuant to this Section 6.

7.    APPLICATION OF PAYMENTS. Any and all payments upon the Guaranteed Obligations made by the Borrowers, the Guarantor or any other Co‑Obligor, and/or the proceeds of any or all collateral or security for any of the Guaranteed Obligations, may be applied by the Lender on such items of the Guaranteed Obligations as the Lender may reasonably elect. Any payment made by the Guarantor under this Guaranty shall be effective to reduce or discharge the liability of the Guarantor hereunder only if accompanied by an advice received by the Lender advising the Lender that such payment is made under this Guaranty for such purpose.

8.    REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Lender that:

8.1 . Benefit. The Guarantor has a substantial economic interest in the Borrowers and expects to derive benefits from transactions resulting in the creation of the Guaranteed Obligations hereby. The Lender may rely conclusively on a continuing warranty hereby made, that the Guarantor continues to be benefited by the Lender’s extension of credit to the Borrowers, and the Lender shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Lender without regard to the receipt, nature or value of any such benefits.

8.2. Validity and Binding Nature. This Guaranty has been duly executed and delivered by the and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally.

8.3. Suits. There are no suits, actions, claims, inquiries, investigations by any private party or Governmental Authority, legal, administrative or arbitration proceedings involving the Guarantor or, to the Guarantor’s actual knowledge, threatened against or affecting the transactions contemplated by the Loan Agreement, or which if adversely decided could have a material adverse effect on the Guarantor’s condition, financial or otherwise, nor does the Guarantor know of any basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding.

8.4. No Conflict. The execution and delivery by the Guarantor of this Guaranty and the performance of its obligations hereunder will not result in any breach of any of the terms or conditions of, or constitute a default under, the Organizational Documents of the Guarantor or any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which the Guarantor is now a party or by which its properties may be bound or affected.

8.5. Receipt of Loan Agreement. The Guarantor has received a copy of the Loan Agreement.

9.    COVENANTS. Until this Guaranty terminates, the Guarantor shall promptly (and in any event, within two business days) notify the Lender of any of the following:

(a)    Default. The occurrence of any Default of which the Guarantor has knowledge.

(b)    Other Material Developments. Any other event, occurrence or circumstance, including a change in Law, that has resulted or could reasonably be expected to result in a material adverse effect on the Guarantor.

Each notice pursuant to this Section 9.2 shall be accompanied by a statement of a Responsible Officer of the Guarantor setting forth details of the occurrence referred to therein and stating what action the Guarantor has taken and propose to take with respect thereto. Each notice pursuant to Section 9.2(a) shall describe with particularity any and all provisions of this Guaranty and any other Loan Document under which a Default has occurred.

10.    RECOVERY OF PAYMENT. If any payment received by the Lender from the Borrowers or any other Co‑Obligor and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrowers or any other Co‑Obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable jointly and severally against the Guarantor as to such Guaranteed Obligations as fully as if such application had never been made.

11.    DISCHARGE. Except as set forth in Sections 3 and 12, until each and every one of the Guaranteed Obligations are irrevocably paid and performed in full and the Lender’s commitments under the Loan Agreement have expired or been terminated, the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, extension, modification, forbearance or delay or other act or omission of the Lender or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, nor shall any modification of any of the obligations of the Borrowers or the release of any security therefor by operation of law or by the action of any third party affect in any way the obligations of the Guarantor hereunder, and the Guarantor hereby expressly waives and surrenders any defense to its liability hereunder based upon any of the foregoing acts, omissions, things, agreements or waivers or any of them, it being the purpose and intent of the parties hereto that the Guaranteed Obligations of the Borrowers constitute the direct and primary, joint and several, obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable.

12.    TERMINATION. This Guaranty shall terminate and be of no further force and effect upon payment in full of all of the Guaranteed Obligations.

13.    REMEDIES. All remedies afforded to the Lender by reason of this Guaranty are separate and cumulative remedies, and it is agreed that no one of such remedies, whether or not exercised by the Lender, shall be deemed to be in exclusion of any of the other remedies available to the Lender and shall in no way limit or prejudice any other legal or equitable remedy which the Lender may have hereunder and with respect to the Guaranteed Obligations. The Guarantor agrees that included within the equitable remedies available to the Lender hereunder is the right of the Lender to elect to have any and all of the obligations and agreements of the Guarantor hereunder specifically performed.

14.    JUDICIAL ACTIONS. The Guarantor hereby waives any and all right to cause a marshaling of the assets of the Borrowers or any other action by any court or other Governmental Authority with respect thereto, or to cause the Lender to proceed against any security for the Guaranteed Obligations or any other recourse which the Lender may have with respect thereto or to set off the value of any such security, and further waives any and all requirements that the Lender institute any action or proceeding at law or in equity against the Borrowers or any other Co-Obligor with respect to the Guaranteed Obligations, or any collateral or security therefor, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further waives any requirement that the Lender seek performance by the Borrowers or any other Co-Obligor of any obligation under the Loan Agreement or the Note or any collateral or security therefor as a condition precedent to making a demand on, or bringing any action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty, it being agreed that upon the occurrence and continuation beyond any applicable notice or cure period of any Default and acceleration of the obligations and indebtedness of the Borrowers under the Loan Agreement or the other Loan Documents, the obligations of the Guarantor hereunder shall without further act mature immediately and automatically, without further notice or demand or any other action by the Lender.

15.    BANKRUPTCY OF A BORROWER. The Guarantor expressly agrees that its liability and obligations under this Guaranty shall not in any way be affected by the institution by or against a Borrower or any other Co-Obligor of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy or similar Law for the relief of debtors, and that any discharge of any of the Guaranteed Obligations pursuant to any such bankruptcy or similar Law or other Law shall not discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, at the sole discretion of the Lender, such obligations shall be enforceable against the Guarantor.

16.    SEVERABILITY. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstances, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

17.    GENERAL.

17.1.    Collection Costs. The Guarantor agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender arising out of or in connection with the enforcement of the Guaranteed Obligations or arising out of or in connection with any failure of the Guarantor to fully and timely perform its obligations hereunder.

17.2.    No Waiver. No delay on the part of the Lender in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

17.3.    Obligations Absolute. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty, and this Guaranty is a primary obligation of the Guarantor.

17.4.    Notices. Any notice, demand, request or consent required or authorized hereunder shall be served in Person, delivered by U.S. mail, or sent by telecopier, addressed as follows:

If to the Guarantor: At the notice information specified on the signature page hereto

If to the Lender: BOKF, NA dba BANK OF OKLAHOMA
One Williams Center, 8NW
Tulsa, OK 74172
Attn: Timberly Harding, Senior Vice President

or at such other address as either party hereto shall designate for such purpose in a written notice to the other. Notices served in person shall be effective and deemed given when delivered; notices sent by telecopier shall be effective and deemed given when transmitted, as evidenced by the sender’s confirmation thereof; and notices sent by mail shall be effective and deemed given three (3) Business Days after being deposited in the U.S. mail, postage prepaid.

17.5.    Governing Law. This Guaranty is made under and shall be governed by the laws of the State of Oklahoma, without giving effect to conflict of law principles thereof.

17.6    Jurisdiction and Venue. All actions or proceedings with respect to this Guaranty may be instituted in any state or federal court sitting in Tulsa County, Oklahoma, and by execution and delivery of this Guaranty, the Guarantor irrevocably and unconditionally (i) submits to the nonexclusive jurisdiction (both subject matter and person) of each such court, and (ii) waives (a) any objection that the Guarantor may now or hereafter have to the laying of venue in any of such courts, and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
17.7.    WAIVER OF JURY TRIAL. THE GUARANTOR AND THE LENDER (BY ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG A BORROWER, THE GUARANTOR AND THE LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY. THIS SECTION 17.7 IS A MATERIAL INDUCEMENT TO THE LENDER TO PROVIDE THE FINANCING DESCRIBED IN THE LOAN AGREEMENT.

17.8.    Section Headings. Section headings herein are for convenience only and shall not be deemed part of this Guaranty.

17.9.    Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns for the benefit of the holders of the Guaranteed Obligations; provided, that the Guarantor shall not assign this Guaranty without the prior written consent of the Lender.

17.10.    Time of the Essence. The Guarantor acknowledges that time is of the essence with respect to its obligations under this Guaranty.

17.11.    Execution. Delivery of an executed signature page of this Guaranty by telecopy or by electronic communication in electronic format (e.g., "PDF" or "TIF") shall be effective as delivery of a manually executed signature page of this Guaranty.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURES APPEAR ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTOR: AAON, INC., a Nevada corporation

By:     Rebecca Thompson
    Title:    Chief Financial Officer and Treasurer

Notice Address:

2425 S Yukon Ave.
Tulsa, OK 74107

Signature Page to
Guaranty Agreement